EXHIBIT 31.1

Fleet Home Equity Loan Trust 2003-1

Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Gretchen Hefner, a duly authorized representative of Fleet Home Equity Loan, LLC, as Depositor in respect of the Fleet Home Equity Loan Trust 2003-1, certify that:

  I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by this annual report, of Fleet Home Equity Loan Trust 2003-1;
  Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;
  Based on my knowledge, the distribution or servicing information required to be provided to U.S. Bank National Association, as Indenture Trustee, by Fleet National Bank, as Servicer, under the pooling and servicing, or similar, agreement, for inclusion in these reports is included in these reports;
  Based on my knowledge and upon the annual compliance statement included in the report and required to be delivered to the Indenture Trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the reports, the servicer has fulfilled its obligations under the servicing agreement; and
  The reports disclose all significant deficiencies relating to the servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in these reports.

/s/ Gretchen Hefner                                                 Date: May 30, 2005

Gretchen Hefner
Senior Vice President
Fleet Home Equity Loan, LLC